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                                                                     Exhibit 23

                               STORAGE USA, INC.

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference into (A) the Registration Statements of Storage USA, Inc. (the "Company") on Forms S-8 (File Nos. 33-80967, 33-93884, 33-93882, 33-86362, 333-29753, 333-29773, 333-70491,
333-72557, and 333-78735) and (B) the Registration Statements of the Company on Forms S-3 (File Nos. 333-10903, 333-4556, 33-80965, 33-98142, 33-93886,
33-913021, 333-25821, 333-21991, 333-31145, 333-44641, 333-53997, 333-60631,
333-67009, 333-67695, 333-68409, 333-76221, 333-76489, 333-79055, 333-83373,
333-85407, 333-87983, 333-35584, 333-46014, 333-39252, 333-98061, 333-41057,
333-37857, 333-17159, 333-15341, 333-13385, and 333-92931) of our report dated
January 31, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statements.


                                         PricewaterhouseCoopers LLP

Memphis, Tennessee
March 19, 2001